UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 7, 2008
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 7, 2008, Alon Refining Krotz Springs, Inc. (the “Company”), a subsidiary of Alon USA Energy, Inc., agreed to acquire Valero Refining Company-Louisiana, a Delaware corporation (“Valero Louisiana”), pursuant to, and subject to the conditions set forth in, a Stock Purchase Agreement (the “SPA”) by and between the Company and Valero Refining and Marketing Company, a Delaware corporation (“Valero”). Valero Louisiana owns and operates an 83,100 barrel per day refinery located in Krotz Springs, Louisiana. The purchase price consists of $333.0 million in cash, plus an amount working capital to be determined at closing. Additionally, Valero is eligible to receive certain potential “earn out” payments during the three years following the closing.
     The completion of the Krotz Springs transaction is subject to the satisfaction of customary closing conditions, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     A copy of the SPA is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the SPA and the transactions contemplated thereby is qualified in its entirety by reference to the full text of the SPA. The press release issued by the Alon USA Energy, Inc. on May 8, 2008 announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated May 7, 2008, between Valero Refining and Marketing Company and Alon Refining Krotz Springs, Inc.

99.1	Press Release dated May 8, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
By:	/s/ Harlin R. Dean
Harlin R. Dean
Vice President, General Counsel and Secretary

Date: May 12, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Stock Purchase Agreement, dated May 7, 2008, between Valero Refining and Marketing Company and Alon Refining Krotz Springs, Inc.

99.1	Press Release dated May 8, 2008.

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